As filed with the Securities and Exchange Commission on August 28, 1998

                               Registration No. 333-

	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C.  20549
	____________________
	FORM S-8

	REGISTRATION STATEMENT	UNDER	THE SECURITIES ACT OF 1933

                 	Rentrak Corporation
	(Exact name of registrant as specified in its charter)

         	OREGON                            93-0780536
	(State or other jurisdiction of	      (I.R.S. Employer
	incorporation or organization)	       Identification Number)

                       One Airport Center
                     7700 N.E. Ambassador Place
                       Portland, OR 97220
                        (503) 284-7581
              (Address of principal executive offices)


        	The 1997 Equity Participation Plan of Rentrak Corporation
                      	(Full title of the plan)


                                	F. Kim Cox
              	Executive Vice President/Chief Financial Officer
                             	Rentrak Corporation
                             	One Airport Center
                          	7700 N.E. Ambassador Place
                             	Portland, OR 97220
                               	(503) 284-7581
         	(Name, address and telephone number, including area code,
                            of agent for service)

	Copies to:
	Scott R. Haber, Esq.
	Latham & Watkins
	505 Montgomery Street, Suite 1900
	San Francisco, California 94111
	(415) 391-0600

                    CALCULATION OF REGISTRATION FEE
Title of		                          Proposed    	Proposed
Securities         Amount	          Maximum	     Maximum
To Be	             To Be	           Offering     Aggregate   	Amount of
Registered	        Registered       Price Per    Offering	    Registration
                                    Share (1)    Price (1)   	Fee

Common Stock,
par value $0.001   1,100,000 shares	 $5.279	     $5,806,980	  $1,486.28
per share

Preferred Share
Purchase Rights(2) 1,000,000 rights	(2)	         (2)	         (2)

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h). The Proposed Maximum Offering
Price Per Share is based upon (i) the $5.303 weighted average exercise price per share of outstanding options for 950,000 shares, and (ii) for the remaining 150,000 shares, the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market System on August 24, 1998.

(2)	Rights are attached to and trade with Common Stock of
Rentrak Corporation. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock

	PART I

Item 1.  Plan Information

	Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual
Information

	Not required to be filed with this Registration Statement.

PART II

	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

	The following documents filed with the Commission by Rentrak Corporation (the "Company" or the "Registrant") are incorporated herein by reference:

	(a)	The Company's Quarterly Report on Form 10-Q for the
     quarter ended June 30, 1998;

	(b)	The Company's Annual Report on Form 10-K for the fiscal
     year ended March 31, 1998 (the "1998 Form 10-K");

	(c)	The portions of the Company's Proxy Statement on
     Schedule 14A dated July 1, 1998 that have been incorporated by reference into the 1998 Form 10-K; and

	(d)	Description of the Company's Common Stock contained in
     a Registration Statement on Form 8-A filed with the Commission, including any amendment or report filed for the purpose of updating such description.

     	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.	Description of Securities

       	Not Applicable.

Item 5.	Interests of Named Experts and Counsel

       	Not Applicable.

Item 6.	Indemnification of Directors and Officers

        Article VIII, Section 2 of the Company's Amended and Restated Articles of Incorporation ("Article VIII") and Article 10 of the Company's Restated Bylaws ("Article 10") require the Company to indemnify officers, directors and employees to the fullest extent authorized by the Oregon Business Corporation Act ("the Act").
The effect of these provisions is summarized below but the description is qualified in its entirety by reference to the Act,
Article VIII and Article 10.

        Indemnification is granted in respect to any action, suit or proceeding (other than an action by or in the right of the corporation) against all expense, liability and loss reasonably incurred (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement), if the indemnitee's conduct was in good faith, the indemnitee reasonably believed that his conduct was in the best interests of the Company, or at least not opposed to its best interests, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable on the basis that personal benefit was improperly received, unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

         In addition, indemnification is granted in respect to any proceeding by or in the right of the Company against the expenses (including attorneys' fees) actually and reasonably incurred if the person acted in good faith and a manner reasonably believed to be in, or not opposed to, the best interests of the Company. No right of indemnity is granted if the person is adjudged liable to the Company, unless permitted by the court.

         Termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the standard of conduct described above. If wholly successful on the merits of a proceeding, a person is entitled to indemnity as a matter of right. Because the limits of indemnity under Oregon law are not clearly defined, Article VIII and Article 10 may provide indemnity broader than that described above.

         Article VIII and Article 10 provide that the right of indemnification is a contract right and include the right to be paid by the Company the expenses incurred in defending a proceeding in advance of its final disposition; provided that, if required by Oregon law, the person seeking advances provides to the Company an undertaking to repay advanced amounts if it is determined by a final adjudication that the recipient is not entitled to indemnity. Any person claiming indemnity is explicitly authorized to sue the Company for payment and the Company will have the burden of proving the claimant failed to meet the standards of conduct making indemnity permissible. If the person claiming indemnity is successful in whole or in part in such a suit (or in a suit brought by the Company to recover an advancement of expenses), the person claiming indemnity shall also be entitled to be paid the expense of prosecuting (or defending) the suit.

          Article VIII and Article 10 also provide that the Company may maintain insurance to protect itself and its directors, officers, employees or agents against any expense, liability or loss whether or not the Company has the power to indemnify such person against such expense, liability or loss under Oregon law. The Company currently has liability insurance to indemnify its directors and officers against expense, liability or loss arising from claims by reason of their acts or omissions as officers and directors.

          The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any agreements, statute, vote of shareholders, action of directors or otherwise.

Item 7.	Exemption from Registration Claimed

       	Not applicable.

Item 8.	Exhibits

Exhibit No.  Description

	4.1	        The 1997 Equity Participation Plan of Rentrak
             Corporation (incorporated by reference to the Company's Proxy Statement dated June 25, 1997 for the Company's 1997 Annual Meeting of Shareholders).

	4.2	        Amendment to The 1997 Equity Participation Plan of
             Rentrak Corporation, adopted as of February 23,
             1998 (incorporated by reference to Exhibit 10.40 of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998).

	4.3        	Amendment to The 1997 Equity Participation Plan of
             Rentrak Corporation, effective as of August 24,
             1998 (incorporated by reference to Exhibit A of the Company's Proxy Statement dated July 1, 1998 for the Company's 1998 Annual Meeting of Shareholders).

	4.4        	Form of non-qualified stock option agreement for
             use with The 1997 Equity Participation Plan of
             Rentrak Corporation (incorporated by reference to Exhibit 10.6 to Form 10-Q filed on November 3,
             1997).

	4.5	        Form of incentive stock option agreement for use
             with The 1997 Equity Participation Plan of Rentrak
             Corporation (incorporated by reference to Exhibit
             10.1 to Form 10-Q filed on February 9, 1998).

	5.1	        Opinion and Consent of Garvey, Schubert & Barer.

	23.1 Consent of Garvey, Schubert & Barer, Counsel to Rentrak Corporation (included in opinion filed as Exhibit 5.1).

	23.2	       Consent of Arthur Andersen LLP.

	24.1       	Power of Attorney (included on the signature page
             of this Registration Statement).


Item 9.	Undertakings

	(a)	The Registrant hereby undertakes:

		(1)	To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

			(i)	To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

			(ii)	To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
and

			(iii)	To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

		(2)	That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

		(3)	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b)	The undersigned registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of
1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c)	Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

	SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 28th day of August, 1998.

						RENTRAK CORPORATION

						By  /s/ F. Kim Cox

      F. Kim Cox
						Executive Vice President/Chief
      Financial Officer

	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Ron Berger and F. Kim Cox, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	              Title	                    Date
/s/ Ron Berger	         President and Chief      	August 28, 1998
Ron Berger	             Executive Officer and
                    	   Chairman of the Board

/s/ F. Kim Cox	         Executive Vice President/	August 28, 1998
F. Kim Cox	             Chief Financial Officer

/s/ Skipper Baumgarten	  Director	                	August 28, 1998
Skipper Baumgarten

/s/ Pradeep Batra	      Director	                	August 28, 1998
Pradeep Batra

/s/ Herbert M. Fischer	 Director	                 August 28, 1998
Herbert M. Fischer

/s/ James Jimirro	      Director                 	August 28, 1998
James Jimirro

/s/ Bill LeVine         Director	                 August 28, 1998
Bill LeVine

/s/ Muneaki Masuda	     Director                  August 28, 1998
Muneaki Masuda

/s/Stephen Roberts	     Director                  August 28, 1998
Stephen Roberts

	EXHIBIT INDEX
	Exhibit No.	   Description

	4.1	           The 1997 Equity Participation Plan of Rentrak
                Corporation (incorporated by reference to the Company's Proxy Statement dated June 25, 1997 for the Company's 1997 Annual Meeting of Shareholders).

	4.2	           Amendment to The 1997 Equity Participation Plan of
                Rentrak Corporation, adopted as of February 23,
                1998 (incorporated by reference to Exhibit 10.40 of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998).

	4.3	           Amendment to The 1997 Equity Participation Plan of
                Rentrak Corporation, effective as of August 24,
                1998 (incorporated by reference to Exhibit A of the Company's Proxy Statement dated July 1, 1998 for the Company's 1998 Annual Meeting of Shareholders).

	4.4           	Form of non-qualified stock option agreement for
                use with The 1997 Equity Participation Plan of
                Rentrak Corporation (incorporated by reference to Exhibit 10.6 to Form 10-Q filed on November 3,
                1997).

	4.5	           Form of incentive stock option agreement for use
                with The 1997 Equity Participation Plan of Rentrak Corporation (incorporated by reference to Exhibit
                10.1 to Form 10-Q filed on February 9, 1998).

	5.1	           Opinion and Consent of Garvey, Schubert & Barer.

	23.1	          Consent of Garvey, Schubert & Barer, Counsel to
                Rentrak Corporation (included in opinion filed as Exhibit 5.1).

	23.2	          Consent of Arthur Andersen LLP.

	24.1	          Power of Attorney (included on the signature page
                of this Registration Statement).